Consent of Independent Registered Public Accounting
 Firm


To the Board of Directors of
Small Cap Value Fund, Inc.

We consent to the use in this Registration Statement
 on Form N-1A of our report dated February
18, 2019, with respect to the financial statements and financial highlights of Small Cap Value
Fund, Inc. which is included in such Post-Effective
Registration Statement Amendment No 20., and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading ?Other
Service Providers? in the Statement of
Additional Information.



/s/Turner, Stone & Company, L.L.P.



Dallas, Texas
February 18, 2019